UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

AUGMEDIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56036	83-3299164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1161 Mission Street Suite B-100 San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(888) 669-4885

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On February 22, 2021, Augmedix, Inc., a Delaware corporation (the “Company”), entered into a Lock-Up Agreement, by and between the Company and certain stockholders of the Company (such stockholders, the “Holders”, and the agreement, the “Lock-Up Agreement”).

The Lock-Up Agreement provides for, among other things, a limitation on the ability of the Holders to make dispositions of 80% of each Holder’s securities of the Company for a period commencing with the Company’s listing of its shares of Common Stock on an over-the-counter market as reported by the OTC Markets Group Inc. and ending 180 days thereafter, subject to certain early release conditions.

The Lock-Up Agreement is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the Lock-Up Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Lock-Up Agreement, dated February 22, 2021, by and between Augmedix, Inc. and the parties thereto.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUGMEDIX, INC.

Date: February 26, 2021	By:	/s/ Emmanuel Krakaris
Emmanuel Krakaris
President, Chief Executive Officer, Secretary and Director

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